EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



TO:      CalbaTech, Inc.


            As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 13, 2004 relating to the financial statements of CalbaTech, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  ----------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
July 21, 2005